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                                                                     EXHIBIT 2.2

                             THE MERGER AGREEMENT


                          PLAN AND AGREEMENT OF MERGER

                                  BY AND AMONG

                       SERVICEMASTER LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

                     SERVICEMASTER ACQUISITION CORPORATION
                            (A DELAWARE CORPORATION)

                                      AND

                                 BAREFOOT INC.
                            (A DELAWARE CORPORATION)

                                DECEMBER 5, 1996
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                          PLAN AND AGREEMENT OF MERGER

  This PLAN AND AGREEMENT OF MERGER, dated as of December 5, 1996, is entered into by and among ServiceMaster Limited Partnership ("ServiceMaster"), a Delaware limited Partnership, ServiceMaster Acquisition Corporation (the "Merger Sub"), a Delaware corporation and wholly-owned indirect subsidiary of ServiceMaster and Barefoot Inc. ("Barefoot"), a Delaware corporation.

                                    RECITALS

  Simultaneous with the execution of this Agreement, the parties hereto have entered into an Acquisition Agreement which provides subject to the terms and conditions specified therein that ServiceMaster will make a tender offer (the "Offer") for all of the issued and outstanding shares of Barefoot in which ServiceMaster will pay the Offer Consideration (as defined in Acquisition Agreement) for each Share tendered. The term "Share" as used in this Agreement means a share of Barefoot's common stock as constituted prior to the consummation of the Merger provided for by this Agreement.

  The respective boards of directors of ServiceMaster, MergerSub and Barefoot have determined that it is advisable for MergerSub to be merged with and into Barefoot (the "Merger") on the terms prescribed in this Agreement. The Merger is intended to (i) convert all Shares not tendered in the Offer into an amount of cash (herein called the "Merger Price") exactly equal to the Cash Consideration paid under the Acquisition Agreement for the Shares acquired by means of the Offer and (ii) convert Barefoot into a wholly-owned subsidiary of ServiceMaster. The parties have entered into this Agreement to prescribe terms for the Merger. Each term which is defined in the Acquisition Agreement and is not given a different meaning in this Agreement has the same meaning in this Agreement as the term is given in the Acquisition Agreement.

                                   ARTICLE I

                                   THE MERGER

  1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and the Delaware General Corporation Law, as amended (the "Delaware Law"), MergerSub shall be merged with and into Barefoot, the separate existence of MergerSub (except as may be continued by operation of law) shall cease, and Barefoot shall continue as the surviving corporation. Barefoot, in its capacity as the surviving corporation in the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." Barefoot and MergerSub are sometimes referred to collectively as the "Constituent Corporations", or individually as a "Constituent Corporation."

  1.2 Effect of the Merger. The Surviving Corporation shall at and after the Effective Time possess all the rights, privileges, immunities, and franchises, as well of a public and of a private nature, of the Constituent Corporations and all property, real, personal and mixed, and all debts due on whatever account, and all other causes of action, and all and every other interest, or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate, or any interest thereto, vested in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall henceforth be responsible and liable for all the obligations and liabilities of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, all with the effect set forth in Sections 259, 260 and 261 of the Delaware Law.

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The authority of the officers of MergerSub shall continue with respect to the due execution thereof or conveyance and other documents where the execution thereof is required or convenient to comply with any provision of the Delaware Law, of any contract to which MergerSub was a party or the plan of merger contained herein.

  1.3 Effective Time. As soon as is reasonably practicable after the stockholders of Barefoot have approved the Merger or ServiceMaster shall have acquired at least 90% of then outstanding Shares (whichever shall first occur), the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of Delaware in accordance with Section 251 or Section 253 of the Delaware Law three duplicate original certificates of merger with respect to the Merger (the "Certificates of Merger"), in the form and executed and acknowledged as required by Section 103 of the Delaware Law. The Merger shall become effective at the time of such filing or at such other subsequent time specified in the Certificate of Merger. The time and date on which the Merger shall become effective is referred to as the "Effective Time."

  1.4 Certificate of Incorporation and Bylaws.

  (a) The Certificate of Incorporation of MergerSub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation as amended by the Certificate of Merger, and thereafter shall continue to be its Certificate of Incorporation until amended as provided therein and under the Delaware Law, except that the name of the Surviving Corporation shall be "Barefoot Inc."

  (b) The Bylaws of MergerSub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation and thereafter shall continue to be its Bylaws until amended as provided therein and under the Delaware Law.

  1.5 Directors and Officers. Unless otherwise determined by ServiceMaster prior to the Effective Time, the officers of Barefoot holding office immediately prior to the Effective Time shall be the officers (holding the same positions as they held with Barefoot) of the Surviving Corporation immediately after the Effective Time, to hold office until their successors have been elected and shall qualify or as otherwise provided by the Bylaws of the Surviving Corporation. Unless otherwise determined by ServiceMaster prior to the Effective Time, the directors of MergerSub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, to hold office until their successors have been elected and shall qualify or as otherwise provided by the Bylaws of the Surviving Corporation.

                                   ARTICLE II

                              CONVERSION OF SHARES

  2.1 Conversion of MergerSub Common Stock. Each of the shares of common stock of MergerSub ("MergerSub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive one fully paid and non-assessable share of common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). From and after the Effective Time, each outstanding certificate theretofore representing shares of MergerSub Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of MergerSub Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue a stock certificate or certificates representing shares of Surviving Corporation Common Stock in exchange for the certificate or certificates which formerly represented the shares of MergerSub Common Stock, which shall be canceled.

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  2.2 Conversion of Barefoot Securities. Each Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount, in cash, without interest, equal to the Merger Price except that each of the following Shares shall not be so converted: (i) every Barefoot Share held by ServiceMaster shall be canceled and shall cease to be outstanding; (ii) Dissenting Shares (as defined in Section 2.4) in respect of which appraisal rights are perfected (which shall be treated as prescribed in Section 2.4); and (iii) every Share held in the treasury of Barefoot or by any direct or indirect subsidiary of Barefoot (which shall be canceled and retired at the Effective Time).

  2.3 Surrender of Certificates.

  (a) As soon as practicable after the Effective Time, a person appointed by ServiceMaster to act as exchange agent to effect the exchange of certificates (the "Exchange Agent") shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding Shares (other than Shares excluded from conversion under clauses (i) - (iii) in Section 2.2) a form letter of transmittal for return to the Exchange Agent (which form shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the certificates in exchange for the Merger Price. From time to time at or following the Effective time, ServiceMaster shall deposit with the Exchange Agent in trust for the benefit of the holders immediately available funds in an amount necessary to make the payments contemplated by Section 2.2 hereof on a timely basis (such amount being hereinafter referred to as the "Payment Fund"). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by ServiceMaster and Barefoot, together with such letter of transmittal and such documentation as shall be necessary effectively to transmit the Certificate for cancellation, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Price, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in the preceding sentence out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as described herein. Until surrendered and exchanged, each such certificate shall represent solely the right to receive the Merger Price for each Share previously represented by that certificate, and ServiceMaster shall not be required to pay the holder thereof any property, stock or cash to which such holder otherwise would be entitled as a holder of Barefoot Common Stock, provided that customary and appropriate procedures allowing for the surrender and exchange of former Shares represented by lost or destroyed certificates shall be provided.

  (b) Any cash in respect of the Merger Price delivered or made available to the Exchange Agent pursuant to this Section 2.3 and not exchanged for Certificates within one year after the Effective Time pursuant to this Section
2.3 shall be returned by the Exchange Agent to ServiceMaster, after which time persons entitled thereto may look only to ServiceMaster for payment thereof, subject to the rights of holders of unsurrendered Certificates under this
Article II and subject to any applicable abandoned property, escheat or similar law.

  (c) If the Merger Price is to be issued to a person whose name is other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person whose name is other than that of the registered holder of the Certificate so surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of any Certificate for any amount paid to or deposited with a public official pursuant to any applicable abandoned property, escheat or similar law.

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  (d) After the Effective Time, there shall be no transfers on the stock transfer books for the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent or to the Surviving Corporation, they shall be canceled and exchanged for the Merger Price.

  2.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, but only in the circumstances and to the extent provided by the Delaware Law, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such Shares in favor of the approval and adoption of the Merger Agreement and shall have delivered a written demand for appraisal of such Shares in the manner (including the time of delivery) provided in Section 262 of the Delaware Law (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Price, but shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the Delaware Law; provided, however, that, if such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the Delaware Law, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Price, without any interest thereon, in accordance with Section 2.2, and such Shares shall no longer be Dissenting Shares.

                                  ARTICLE III

                           AMENDMENT AND TERMINATION

  3.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The respective boards of directors of each of the parties hereto shall have the right to amend this Agreement without approval of their respective stockholders to the extent permitted by (S)251(d) of the Delaware Law.

  3.2 Termination. At any time prior to the Effective Time, whether before or after approval by the stockholders of the Constituent Corporations, this Agreement may (subject to the provisions in Section 6.1 of the Acquisition Agreement) be terminated and the Merger abandoned by mutual agreement of the boards of directors of Barefoot and ServiceMaster. This Agreement shall be automatically terminated if the Acquisition Agreement is validly terminated pursuant to the provisions of Section 6.1 thereof. The filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to
Section 1.3 hereof shall constitute certification that this Agreement has not theretofore been terminated. If terminated as provided in this Section 3.2, this Agreement shall forthwith become wholly void and of no further force and effect.

                                   ARTICLE IV

                                 MISCELLANEOUS

  4.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which together shall constitute one agreement.

  4.2 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

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  IN WITNESS WHEREOF, ServiceMaster, MergerSub and Barefoot have caused this
Agreement to be executed on the date first written above by their duly authorized officers.

                                     SERVICEMASTER LIMITED PARTNERSHIP
                                     By ServiceMaster Management Corporation
                                       Managing General Partner
                                             /s/ Carlos H. Cantu
                                       By: ____________________________________
                                                Carlos H. Cantu
                                       Name: __________________________________
                                                President and Chief Executive
                                                 Officer
                                       Title: _________________________________

                                     SERVICEMASTER ACQUISITION CORPORATION
                                             /s/ Carlos H. Cantu
                                     By: ______________________________________
                                                Carlos H. Cantu
                                     Name: ____________________________________
                                                President
                                     Title: ___________________________________

                                     BAREFOOT INC.
                                             /s/ Patrick J. Norton
                                     By: ______________________________________
                                                Patrick J. Norton
                                     Name: ____________________________________
                                                Chief Executive Officer
                                     Title: ___________________________________

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